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                                                                     EXHIBIT 10A

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference of the following reports in this Post-Effective Amendment No. 41 under the Securities Act of 1933, as amended, to this Registration Statement on Form N-1A (No. 33-26305) of BlackRock Funds:


        *  Our report dated November 13, 1998 for the Money Market Portfolios.

        *  Our report dated November 13, 1998 for the Bond Portfolios.

        *  Our report dated November 13, 1998 for the Equity Portfolios.

        * Our report dated January 16, 1998 for the U.S. Large Company Series of The DFA Investment Trust Company.

We consent to the reference to our Firm under the headings "Financial Highlights" in the Prospectuses and "Miscellaneous-Independent Accountants" and "Financial Statements" in the Statement of Additional Information.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

2400 Eleven Penn Center
Philadelphia, Pennsylvania
January 28, 1999